Execution Version

Dated this 16th day of February 2021

Between

GOODVENTURES SEA LIMITED

And

SOPA TECHNOLOGY PTE. LTD.

ASSET PURCHASE AGREEMENT

20 Cecil Street

#10-03, PLUS

Singapore 049705

Telephone: (65) 62280300

Facsimile: (65) 62280329

Website: www.chp.law

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Contents

1. SALE AND PURCHASE OF ASSETS	3
2. ASSIGNMENT OF INTELLECTUAL PROPERTY	3
3. CONSIDERATION	4
4. CONDITIONS PRECEDENT	4
5. COMPLETION	6
6. REPRESENTATIONS AND WARRANTIES	7
7. POST-COMPLETION UNDERTAKINGS	9
8. INDEMNITY	10
9. TERMINATION	10
10. CONFIDENTIALITY AND ANNOUNCEMENTS	11
11. FURTHER ASSURANCES	12
12. ASSIGNMENT	12
13. COSTS	12
14. NOTICES	12
15. ENTIRE AGREEMENT	13
16. REMEDIES AND WAIVER	13
17. AMENDMENTS	13
18. SUCCESSORS AND ASSIGNS	14
19. COUNTERPARTS	14
20. SEVERABILITY	14
21. ILLEGALITY	14
22. THIRD PARTY RIGHTS	14
23. GOVERNING LAW AND JURISDICTION	14
SCHEDULE 1 DEFINITIONS AND INTERPRETATION	16
SCHEDULE 2 THE ASSETS	20
SCHEDULE 3 LEGAL ASSIGNMENT	28
1. ASSIGNMENT	28
2. FURTHER ASSURANCE	29
3. ADDITIONAL PROVISIONS	29

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This Asset Purchase Agreement (this "Agreement ") Is entered into on 16 day of February 2021,

BETWEEN

(1) GOODVENTURES SEA LIMITED (Hong Kong Company Registration No. 2179136), a company incorporate dunder the laws of Hong Kong and having its registered office at 31/F., Tower Two, Times

Square, 1 Matheson Street. causeway Bay, Hong Kong (the· v endor");

AND

(2) SOPA TECHNOLOGY PTE. LTD. (UEN No. 201918025E), a company incorporated under the laws of

Singapore and having its registered office at 11 Collyer Quay #14-06 The Arcade Singapore 049317 (the" Purchaser"),

(each a" Pa rty" , and collectively, the" Parties•).

Unless the context otherwise requires, the definitions and interpretative provisions In Schedule 1 apply throughout this Agreement

WHEREAS

(A) The Vendor is the holding company of the Group, which operated a lifestyle e-commerce retail business inVietnam, Phttippines, Malaysia and Singapore;

(B) The Vendor is the lawfu lcreator, author, and owner of the Assets set out in Schedule 2; and

(C) The Vendor wishes to sell, and the Purchaser has agreed to purchase, the Assets subject to the terms andconditions set outIn this Agreement.

IS AGREED as follows,

1. SALE AND PURCHASE Of ASSETS

1.1 Subject to the terms and conditions of this Agreement, the Vendor, as legal andbeneficialowner, shall sell,

and the Purchaser shall purchase, all of the Vendor's present and future rights, title, estate and interest to the Assets as at the Completion Date, with full title guarantee and free from any and all Encumbrances whatsoever.

1.2 The Vendor acknowledges that from and after the Completion Date, it shall not have any right to or any claim whatsoever to the Assets, and shall waive in favour of the Purchaser, its right, interests and title in and to the Assets.

2. ASSIGNMENT OF INTELLECTUAL PROPERTY

2.1 Without prejudice to the generality of Clause 1, the Vendor shall, upon execution of the Legal

Assignment. absolutely and unconditionally assign to the Purchaser the full benefit of the IPRs.

2.2 The IPRs shall be transferred to the Purchaser by delivery of the duly executed Legal Assignment to the Purchaser and, where applicable, by delivery of the IPRs to the Purchaser and by issuance of notice of the assignment to the applicable intellectual property registry(les) In the relevant jurisdictions,

where applicable.

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3. CONSIDERATION

3.1 Subject to Clause 4, and in reliance upon the Vendor Warranties and full compliance by the Vendor of its undertakings and obligalions herein contained, the Purchaser shall pay the cash Consideration for the Assets shall be paid by the Purchaser in instalments as follows:

S/No.	Consideration Due Date	Consideration Amount
(a)	On the Completion Date .	US$15,000

(b)	Within 15 days from the Completion Date.	USS25,000
(c)	Within 30 days from Completion Date.	US$35,000
(d)	Within 45 days from the Completion Date,	US$15,000
(e)	Within 60 days from the Completion Date,	US$100,000
	Total	US$200,000

3.2 Subject to Clause 4, and in reliance upon the Vendor Warranties and full compliance by the Vendor of its undertakings and obligations herein contained, together with Clause 3.1(e) above, the Purchaser shall within 60 days from the Compl etion Date, issue the Consideration Shares to the Vendor as further

Consideration for the Assets and the assignment of the intellectual Property and IPRs.

3.3 The Parties agree that

(a) the payments made by the Purchaser lo the Vendor in accordance wilh this Clause 3 shall constitute a good discharge of the Purchaser's payment obligations under this Agreement and valuable consideration for the Vendor's obligations to be carried out, observed and performed in accordance with the terms of this

Agreement; and

(b) all payments made by the Purchaser to the Vendor (save in respect of Clause 3.2) under this

Agreement shall be made by way of in immediately available funds by electronic transfer to the Vendor's bank account as follows (or such other bank account as the Vendor may appoint, details of which shall be notified by the Vendor to the Purchaser in writing at least 3 Business Days prior to Completion):

Account Holder: GOODVENTURES SEA LIMITED

Name of Bank: HSBC Hong Kong

Account Number: 023-362676-838

Swift Code: HSBCHKHHHKH

Address: 1 Queen’s Road Central, Hong Konng

4. CONDITIONS PRECEDENT

4.1 The obligation of the Parties to complete the sale and purchase of the Assets and the assignment of the Intellectual Property, and IPRs shall be subject to and conditional upon the following conditions having been fulfilled (each, a “Condition Precedent' and, collectively, the “Conditions Precedent”):

(a) the Purchaser being satisfied in all respects with the results of its investigations, and with the results and formof a due diligence report in respectof the Assets, Intellectual Property and

IPRs prior to Completion;

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(b) the Vendor having obtained all necessary and applicable consents, approvals,

registrations and/or waivers from third parties and/or under all applicable laws for the sale and transfer of the Assets and the assignment of the Intellectual Property and IPRs to the

Purchaser, and such consents, approvals, registrations and waivers not having been amended or revoked before Completion, and if any such consents, approvals, registrations or waivers are subject to conditions, such conditions being acceptable to the Purchaser.

(c) this Agreement and all transaction contemplaled therein, including but not limited to the sale and purchase of the Assets and the assignment of the Intellectual Property and IPRs,

or any part thereof, not being in contravention of and not prohibited under any applicable law, and no injunction or order shall have been granted or issued by any governmental authority restraining or prohibiting such sale and purchase or imposing damages or penalties as a result thereof;

(d) the Vendor procuring that legal opinion(s} be issued in favour of the Purchaser confirming in relation to each of the Transaction Documents:

(i} the authority of all parties incorporated, domiciled, or resident outside Singapore to enter into the Transaction Documents (as applicable}; and

(ii) the validity and enforceability of the Transaction Documents against such parties

(as applicable);

(e) the execution by Parties of such further documents, agreements, and/or deeds and the doing of such further acts and things by Parties, as may be required so that full effect shall be given to the provisions of this Agreement and the transactions contemplated thereunder, and

(f) all Warranties provided by the Parties under this Agreement being complied with, true,

accurate, and correct as at the date of this Agreement and each day up to and including

Completion Date.

4.2 The Parties shall cooperate fully with each other to procure the satisfaction of the Conditions

Precedent, including the provision of all information reasonably necessary, or as may be reasonably requested by the Purchaser, in respect of the due diligence investigations of the

Purchaser, the making of any notification or filing required by any governmental authority or otherwise deemed reasonably necessary by the Purchaser and the provision of any other form of assistance that each Party may reasonably require.

4.3 Each Party shall notify the other Party upon becoming aware that any of the Conditions have been fulfilled. The first Business Day in Singapore on or by which all Conditions have been fulfilled (or waived in accordance with Clause 4.6) Is the ' Unconditional Date".

4.4 If the Unconditional Date has not occurred on or before the date that is three months following that date of this Agreement (or such later date as the parties may agree in writing}, this Agreement shall automatically terminate (other than the Surviving Provisions). In such event, no party (nor any of its Affiliates) shall have any claim under this Agreement of any nature against the other parties (or any of their Affiliates} except in respect of any rights and liabilities which have accrued before termination or under any of the Surviving Provisions.

4.5 If at any time, one Party shall become aware of a fact or matter or any circumstances that might prevent any of the Conditions Precedent from being satisfied, it shall immediately inform the other

Parties of such fact, matter or circumstance.

4.6 The Purchaser may, in its absolute discretion, waive any or all of the Conditions Precedent, in whole or in part, by written notice to the Vendor.

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5. COMPLETION

5.1 Subject to satisfaction by the Vendor, or waiver by the Purchaser, as the case may be, of the

Conditions Precedent, Completion shall take place at the Purchaser's solicitor's offices, or such other location as may be mutually agreed in writing by the Parties, on the Completion Date.

5.2 On or before Completion Date, the Vendor shall deliver or make available to the Purchaser:

(a) the Assets;

(b) counterparts of the Legal Assignment in respect of the relevant Assets (where applicable),

duly executed by the Vendor;

(c) certified copy of the board resolutions of the Vendor authorising the execution and delivery of this Agreement, the Legal Assignment, and all other documents as the Purchaser may reasonably require so that full effect shall be given to the provisions of this Agreement and the arrangements contemplated herein; and

(d) Such other agreements, deeds, or other documents as the Purchaser may reasonably require so that full effect shall be given to the provisions of this Agreement and the arrangements contemplated herein.

5.3 Notwithstanding Clause 3.1, title and risk of loss or damage to all the Assets shall pass to the

Purchaser on the Completion Date.

5.4 Against compliance of the Vendor with Clauses 5.1 and 5.2, the Purchaser shall effect payment of the respective Consideration in favour of the Vendor in accordance with Clause 3.

5.5 Against compliance with Clauses 5.1 and 5.2, and in connection with Clause 3.2, the Purchaser shall on the relevant date deliver, procure the delivery of, make available or procure the availability of to the Vendor the following:

(a) the new share certificates in respect of the relevant Consideration Shares that have been duly signed and sealed;

(b) a copy of the Purchaser's register of members to be filed with ACRA evidencing that the

Vendor has been entered into such register as holder of the relevant Consideration Shares;

and

(c) certified true copies of the duly signed board resolutions and shareholders' resolutions of the Purchaser authorising:

(i) the updating of the electronic register of members of the Purchaser maintained with

ACRA to reflect the Vendor as the holder of the relevant Consideration Shares and the making of such other entries into other physical and/or electronic corporate records of the Purchaser as may be necessary; and

(ii) the issuance by the Purchaser of new share certificates to the Vendor and the affixation of the Company's seal thereto.

5.6 In the event of non-compliance by the Vendor of its obligations set out in Clause 5.2 and in connection with Clause 5.2, the Purchaser shall be entitled, in its sole discretion, by written notice to the other Party, to:

(a) defer Completion to a date not more than 20 Business Days after the date scheduled for

Completion (in which case the provisions of this Clause 5.6(a) shall apply to Completion as so deferred);

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(b) proceed to effect Completion so far as practicable, having regard to the defaults which have occurred, without prejudice to its rights or remedies, including the right to claim damages against the Vendor; or

(c) terminate this Agreement, whereupon the Parties shall be released and discharged from their respective obligations under this Agreement with no claim against the other for costs,

damages, compensation or otherwise save in respect of any existing breaches (if any) and except for the respective obligations, covenants or undertakings which, pursuant to the terms of this Agreement, are to survive such termination.

6. REPRESENTATIONS AND WARRANTIES

6.1 The Vendor and Purchaser warrant to one another that:

(a) it is a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

(b) it has the requisite corporate powers and authority and all necessary permits,

authorisations, consents and approvals to enter into and perform this Agreement and any other Transaction Documents and such documents, when executed, will constitute valid and binding obligations on it, in accordance with their respective terms;

(c) the execution and delivery of, and the performance by such Party of its obligations under this Agreement will not result in a breach of, or give any third party a right to terminate or modify, or result in the creation of any Encumbrance under, any agreement, licence or other instrument or result in a breach of any applicable law (including any relevant securities law), order, judgment or decree of any jurisdiction, court, governmental agency or regulatory body (including any relevant stock exchange or securities council) to which such Party is a party or by which such Party or any of its assets is bound;

(d) no Insolvency Event has occurred in relation to it as at the date of this Agreement; and

(e) it is not and has not been engaged in any litigation, arbitration, mediation, dispute resolution or criminal proceedings, and there are no such proceedings pending, threatened or expected, either by or against him or any person for whose acts or defaults he is or may be vicariously liable, and he is not aware of any facts or circumstances which may give rise to such proceedings involving ii or such other person for whose acts or defaults he is or may be vicariously liable.

6.2 The Vendor further warrants to the Purchaser that:

(a) it is the sole absolute legal and beneficial owner of the Assets free from Encumbrance;

(b) the IPRs are original and/or proprietary to the Vendor and the use or commercial exploitation of the IPRs does not and will not infringe any third party's Intellectual Property rights or constitute a misappropriation or unlawful disclosure or misuse of any third party's trade secrets or confidential information or a breach of other rights whatsoever of any third party;

(c) where the Assets are trade secrets or Confidential Information of the Vendor, these have not been and shall not be disclosed to any other party, save for disclosure in the ordinary course of business to the Vendor's contract manufacturers on the basis that such disclosure is to be treated strictly as being of a confidential character;

(d) the Assets, will be sufficient and complete, and contain all information and/or data, to enable the Purchaser to smoothly undertake the entirety of the lifestyle e-commerce retail business previously conducted by the Vendor on its own account and will be presented in a concise and legible manner, consistent with market practice and that there are no other assets in relation to the lifestyle e-commerce retail business other than the Assets;

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(e) it has not assigned, encumbered, licensed, transferred or otherwise disposed of any rights,

including any Intellectual Property rights, arising in or in relation to the Assets;

(f) all of the I PRs are valid and subsisting and all renewals due (if any) in respect of any of the IPRs have been paid;

(g) pending Completion, it shall take all necessary steps, at its own cost and expense. to establish, confirm or defend its title to the Assets;

(h) no event, circumstance, effect, occurrence or state of affairs or any combination thereof which is, or is reasonably likely to be, materially adverse to the Assets, business,

operations, assets, liabilities (including contingent liabilities), business or financial condition, results or prospects of the Vendor has occurred since the date of this Agreement and is continuing;

(i) the lifestyle e-commerce retail business of the Vendor has at least 1,000,000 unique and active users as at each date this Warranty is given;

(j) as of March 2020, there have been at least 130,000 unique and genuine transactions undertaken by users of the lifestyle e-commerce retail business of the Vendor, to which the Vendor has received good revenue in cash (not subject to any claims, deductions,

disputes, clawbacks, or otherwise of any nature);

(k) there is no present or prospective ciaim, proceeding or litigation in respect of any of the Assets, or which may in any way impair, limit, inhibit, diminish or infringe upon the Vendor's legal and beneficial ownership of the same;

(I) the Assets are in the Vendor's possession, custody and control and is and shall be maintained by the Vendor in good order and condition pending and upon Completion;

(m) payments for all technology platforms and business of Leflair Vietnam were:(1) funded by;

and (2) made by, or on behalf of, the Vendor.

(n) the contents of the letter between Leflair Vietnam and the Vendor attesting to the state of affairs set out in 6.2(m) is true, accurate, and not misleading;

(o) the holder of such bank account provided by the Vendor for the payment of the

Consideration, where the holder is not the Vendor, is duly authorised to collect such

Consideration for and on behalf of the Vendor; and

(p) No subsidiary/affiliate, present or former employee or consultant or creditor/supplier of the

Vendor has any right, title, or interest, directly or indirectly, in whole or In part, in any IPRs.

To Vendor's knowledge, no subsidiary/affiliate, present or former employee, consultant or independent contractor or creditor/supplier of Vendor is, as a result of or in the course of such subsidiary/affiliate, present or former employee, consultant or independent contractor or creditor/supplier's engagement by the Vendor, in default or breach of any material term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement

6.3 The Vendor further undertakes to the Purchaser that

(a) if prior to Completion, any event shall occur which results or may result in any Vendor

Warranty being unfulfilled, untrue, incorrect or misleading at Completion, it shall, upon becoming aware of the same, immediately notify the Purchaser in writing providing sufficient details thereof and it shall make all such investigations and/or do all such acts concerning the event or matter which the Purchaser may reasonably require;

(b) it shall not, and shall procure that its Representatives shall not, do, allow or procure any act or omission before Completion which would constitute a breach of any of the Vendor

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Warranties if the Vendor Warranties were to be repeated on each day up to and including the Completion Date by reference to the facts and circumstances then existing; and

(c) on or prior to the Completion Date, the Vendor will issue any required notice of assignment related to the assignment, transfer, or delivery of any Assets, including the IPRs and other

Assets set out in part B of Schedule 2 to all relevant third-parties (including the applicable intellectual property registry(ies) in the relevant jurisdictions, where applicable).

6.4 Each Warranty shall be separate and independent, and no Warranty shall be limited by reference to any other Warranty or by any other provision in this Agreement.

6.5 Each Party represents and warrants to the other Parties that the Warranties are true and correct in all respects and not misleading as at the date of this Agreement, and will be fulfilled down to,

and will be true and correct in all respects and not misleading as at Completion, as if they had been given afresh at such Completion and with reference to the facts and circumstances then existing at Completion.

6.6 The Warranties under this Clause 6 and all other provisions of this Agreement insofar as the same shall not have been performed at Completion shall not be extinguished or affected by

Completion, or by any other event or matter whatsoever (including, without limitation, any satisfaction and/or waiver of any Condition Precedent, except by prior specific authorised written waiver or release by the other Party.

6. 7 If, at any time prior to, at, or after Completion, it shall be found that any of the Vendor Warranties was, when given, or would be, at Completion not complied with or otherwise untrue or misleading,

the Purchaser shall be entitled, in its sole discretion, by written notice to the Vendor, to forthwith terminate this Agreement, without further liability to the Vendor, but a failure by the Purchaser to exercise this right shall not constitute a waiver of any other rights of the Purchaser arising out of such breach.

7. POST-COMPLETION UNDERTAKINGS

7.1 Following Completion, the Vendor agrees and undertakes to the Purchaser that, it shall forthwith cease using in any way or commercially exploiting the Assets (including the Intellectual Property and IPRs) or any portion or derivative thereof.

7.2 The Parties shall immediately upon issuance of the Consideration Shares to the Vendor, together with the shareholder(s) of the Purchaser, enter into a shareholders' agreement substantially in the form set out in Schedule 4 to govern the affairs of the Purchaser, and Purchaser agrees that it shall procure the entry of its shareholder(s) into such shareholders' agreement.

7.3 The Vendor confirms that it has received independent legal advice relating to all the matters provided for in this Agreement, including the provisions of this Clause 7. The Vendor agrees that it considers that the restrictions contained in this Clause 7 are no greater than is reasonable and necessary for the protection of the interests of the Purchaser in and/or relating to the Intellectual

Property but, if any such restriction shall be held to be void but would be valid If deleted in part or reduced in application, such restriction shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

8. INDEMNITY

The Vendor hereby indemnifies and defends each of Purchaser and its Affiliates and their respective officers, directors, employees and agents (collectively, the "Purchaser Indemnitees•)

against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all liabilities, losses, claims, costs, charges and expenses of any nature whatsoever (including, without limitation, expenses of investigation and enforcement of this indemnity and legal expenses on a full indemnity basis) which the Purchaser indemnitees may incur or sustain from or in consequence of any of the undertakings, agreements, obligations or

9

liabilities under this Agreement not being materially correct or materially complied with. Such indemnity shall extend to include all charges and expenses which the Purchaser may reasonably pay or incur in investigating, disputing or defending any claim or action or other proceedings in respect of which the Vendor is or may be liable to indemnify the Purchaser lndemnitees under this Clause 8. This indemnity shall be without prejudice to any other rights and remedies of the

Purchaser in relation to any such breach of any such warranties and all other rights and remedies are expressly reserved to the Purchaser.

9. TERMINATION

9.1 Without prejudice to Clauses 4.4, 5.6(c), and 6. 7, and without affecting any other right or remedy available to Parties, this Agreement (other than the Surviving Provisions) may be terminated by mutual agreement in writing between the Parties.

9.2 The termination of this Agreement shall not apply retrospectively. Upon termination, the

Purchaser shall not be obliged to return to the Vendor any Asset, Intellectual Property and/or IPR

acquired by the Purchaser from the Vendor. Upon termination, the Vendor shall not be obliged to make any further payments, and/or refund any Consideration received from the Purchaser in respect of such Assets to which good and marketable title has been given by the Vendor to the

Purchaser.

9. 3 The termination of this Agreement shall not release any Party from any liability (including liability for breach of any Warranty) which at the time of termination has already accrued, or which thereafter may accrue in respect of any act or omission prior to such termination.

10. CONFIDENTIALITY ANO ANNOUNCEMENTS

10.1 Each Party undertakes that it shall (and, where relevant, undertakes to procure that its officers,

employees, agents and professional and other advisers and those of any member ot its group shall) use all reasonable endeavours to keep the Confidential Information confidential at all times and not permit or cause the disclosure of any Confidential Information which it may have or acquire before or after the date of this Agreement, including without limitation any information relating to the Assets, provisions of this Agreement, and/or any agreement entered into pursuant to this Agreement, except as this Clause 1 0 otherwise permits. In performing its obligations under this Clause 10, each Party shall apply confidentiality standards and procedures at least as stringent as those it applies generally in relation to its own confidential information.

10.2 Each Party shall use its reasonable endeavours to alert the other Party as soon as is reasonably practical after it becomes aware of any request from a third party for disclosure of any Confidential

Information relating to the other Party and upon the other Party's reasonable request will join It in asserting against any third party that the Confidential Information and its contents are protected by privilege and that, as against such third party, that privilege has not been waived.

10.3 The obligation of confidentiality under Clause 10.1 does not apply to:

(a) information which at the date of disclosure is within the public domain (otherwise than as a result of a breach of this Clause 1 0);

(b) the disclosure of information to the extent required to be disclosed by law, regulation or any regulatory authority;

(c) information which is independently developed by the relevant person from information provided or obtained other than pursuant to or in connection with this Agreement;

(d) the disclosure by any Party in confidence to its officers, employees, agents, and professional and other advisers, of information reasonably required to be disclosed for a purpose reasonably incidental to this Agreement; or

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(e} any announcement made in accordance with the terms of Clause 10.7.

10.4 Subject to Clause 10.5, each Party shall inform any person to whom it provides Confidential

Information pursuant to Clause 10.3 that such information is confidential and shall only provide such Confidential Information to such person if they agree:

(a) to keep it confidential on the terms of and otherwise to comply with, this Clause 10; and

(b} not to disclose it to any third party (other than those persons to whom it has already been disclosed in accordance with the terms of this Agreement).

10.5 The obligations in Clause 10.4 shall not apply to any disclosure pursuant to Clause 10.3(b).

10.6 The disclosing Party shall at the request of the other Party enforce this Clause 1 O against any person to whom It has disclosed the Confidential Information.

10.7 Except for disclosures made by Sopa Pass Incorporated in public filing made with the United

States Securities and Exchange Commission, no announcements or other publicity shall be issued, given or made concerning this Agreement or the subject matter of this Agreement unless,

and in the form, agreed by the Parties or as required by law (in which case each of the Parties shall be afforded a reasonable opportunity to see and comment on the proposed announcement before issue).

11. FURTHER ASSURANCES

Each Party agrees to do and execute or procure to be done and executed all such further acts,

deeds, things and documents as may be necessary to give effect to the terms of this Agreement,

and (so far as it is able) to provide such assistance as the other Party may reasonably request to give effect to the spirit and intent of this Agreement.

12. ASSIGNMENT

Each Party shall not assign, transfer, mortgage, charge, subcontract or otherwise deal in any other manner with any or all of its respective rights or obligations hereunder to any party, or grant,

declare, create or dispose of any right or interest in It, unless with the prior written consent of the other Party.

13. COSTS

Unless otherwise provided in this Agreement, the costs and expenses incurred in connection with the preparation. negotiation and entry Into of this Agreement, including any legal costs shall be borne by the Purchaser.

14. NOTICES

14.1 All notices and other communications to be given, served or made under or in connection with this Agreement shall be in writing In English, signed by an authorised person of the sender (where applicable), and delivered by hand, sent by pre-paid post, or sent by email, to the Parties at their respective address indicated as follows (or to such other address as a Party may notify the other

Party of in accordance with this Clause 14):

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The Vendor

Attention: Loic Gautier and Pierre-Antoine Brun

Address: 31/F., Tower Two, Times Square, 1 Matheson Street, Causeway Bay, Hong

Kong

Email: Loic.Gautier@ymail.com; Loic@leflair.com; Loic@leflair.vn;

loic.gautier01@gmail.com I brun.pierre.antoine@gmail.com; pierre@leflair.vn

The Purchaser

Attention: Dennis Nguyen

Address: 11 Collyer Quay #14-06 The Arcade Singapore 049317

Email: dennis@thesocietypass.com

14.2 A Party may change its details given in Clause 14.1 by giving written notice to the other Party,

the change taking effect for the Party 5 Business Days after the deemed receipt of the notice.

14.3 A notice or other communication made or given by one Party to the other Party in accordance with this Clause 14 shall be effected and deemed to have been duly given, served or made:

(a) if delivered by hand, on signature of a delivery receipt or at the time the notice or other communication is left at the relevant address;

(b) if sent by any delivery service providing proof of delivery, at the time recorded by the delivery service; and

(c) if sent by email, on the date and at the time recorded on the face of the email as having been sent by the sending Party,

provided that in each case where service occurs after 6:00pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9:00am on the next following

Business Day.

14.4 In proving such email service, it shall be sufficient to prove that an email was delivered to any

Party where an email confirmation note indicates that the transmission was successful and has been read.

15. ENTIRE AGREEMENT

15.1 The Parties agree that this Agreement shall constitute the entire agreement between them with respect to the subject matters of this Agreement, and shall supersede all prior or contemporaneous proposals, agreements and all other communications (whether written or oral,

express or implied) entered into between the Parties in respect of the matters dealt with herein.

15.2 Nothing in this Clause 15 shall limit or exclude any liability for fraud or fraudulent misrepresentation.

16. REMEDIES AND WAIVER

16.1 No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any Party shall not constitute a waiver by such Party of the right to pursue other available remedies.

12

16.2 A waiver of any term, provision or condition of, or consent granted under, this Agreement shall be effective only if given in writing and signed by the waiving or consenting Party and then only in the instance and for the purpose for which it is given.

16.3 The failure by any Party at any time to exercise, or delay on its part in exercising, any right or remedy under this Agreement or to require performance by the other Party or to claim a breach of any term of this Agreement shall not be deemed to be a waiver of such or any other rights or remedies available to him, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

17. AMENDMENTS

No amendment. modification of or addition to any provision of this Agreement shall be effective unless mutually agreed, made in writing and signed by all Parties or their duly authorised

Representatives (where applicable).

18. SUCCESSORS AND ASSIGNS

The Vendor agrees that the benefit of every provision in this Agreement is given to the Purchaser for itself and Its successors in title and assigns. Accordingly, the Purchaser (and its successors in title and assigns) may, without the consent of the Vendor, assign to the beneficial owner for the time being of the Assets, Intellectual Property and/or IPRs the benefit of all or any of the

Vendor's obligations under this Agreement and/or any benefit arising under or out of this

Agreement

19. COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by eaeh Party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by email attachment shall be an effective mode of delivery.

20. SEVERABILITY

If any term of this Agreement or the application of any such term is held by a court of competent jurisdiction to be wholly or partly illegal, invalid or unenforceable, the same shall be deemed to be deleted from this Agreement and be of no force and effect. whereas the other terms hereof shall remain in full force and effect as if such term had not originally been contained in this

Agreement. In the event of such deletion, and if the commercial basis of this Agreement is,

whether by reason of any illegality or change in circumstances, substantially altered, the Parties shall review and agree on revisions mutually acceptable to them which shall most closely reflect their original intent and purposes in place of the terms so deleted.

21. ILLEGALITY

The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction.

22. THIRD PARTY RIGHTS

Save as otherwise provided in this Agreement. nothing in this Agreement is intended to grant to any third party any right to enforce any term of this Agreement or to confer on any third party any

13

benefits under this Agreement and, to the fullest extent permissible under any applicable law,

this Agreement excludes the operation of any statute or law that confers any third party rights,

including the Contract (Rights of Third Parties) Act (Chapter 538).

23. GOVERNING LAW AND JURISDICTION

23. 1 This Agreement, and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims), shall be governed by and construed in accordance with the laws of Singapore.

23.2 The Parties agree that the courts of Singapore shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement, its subject matter or its formation (including non-contractual disputes or claims).

(the rest of this page is intentionally left blank)

14

The Vendor

SIGNED for and on behalf of GOODVENTURES SEA LIMITED in the presence of:	/s/ Pierre-Antoine Frank Jacques Brun
Name: Pierre-Antoine Frank Jacques Brun
/s/ Loic Gautier (signed)	Title: Director
Witness Name: Loic Gautier
NRIC/PP: 18AD97127
Address: MASTERI ANH PHU B0907, 171 XA

The Purchaser

SIGNED for and don behalf of SOPA TECHNOLOGY PTE. LTD, in the presence of:	/s/ Dennis Nguyen
Name: Dennis Nguyen
/s/ Nancy Thede (signed)	Title: Director
Witness Name: Nancy Thede
NRIC/PP:
Address: 32 Gondoliers Bluff, Newport Coast, Ca 92657

15

SCHEDULE 1

DEFINITIONS AND INTERPRETATION

1. Definitions

In this Agreement, unless the context otherwise requires, the following words and expressions shall have the following meanings:

"ACRA" means the Accounting and Corporate Regulatory Authority of Singapore;

"Affiliate" means, with respect to any person, another person Controlled directly or indirectly by such first person, Controlling directly or indirectly such first person, or directly or indirectly under the same Control as such first person;

"Assets” mean the list of assets, including Intellectual Property, the particulars of which are set out in Schedule 2;

"Business Day• means a day other than a Saturday or Sunday or public holiday in Singapore on which banks are open in Singapore for general commercial business;

"Confidential Information" means:

(a) any and all information relating to the provisions of, and negotiations leading to, this

Agreement;

(b) any and all information in relation to any of the Parties or any of their business. assets or affairs;

(c) any and all information which relates to the business, business performance, prospective business, financial information or arrangements, plans or internal affairs of the Parties, any

Affiliate or any of their respective customers (whether or not recorded in documentary form or on computer disk or tape or other medium). including without prejudice to the generality of the foregoing;

(d) any and all information, Intellectual Property Rights, records and materials relating to the business of the Group;

(e) any and all Client or customer lists, price sensitive information, technical information,

reports, interpretations, forecasts, records, corporate and business plans and accounts,

financial details, projections and targets, remuneration and personnel details planned products, planned services, marketing surveys, research reports, market share and pricing statistics, budgets and fee levels, the contents of any databases and business methods;

and

(f) any and all trade secrets, computer passwords, commissions, commission charges,

pricing policies and all information about research and development, the Parties' or any

Affiliate's suppliers', customers' and clients' names, addresses (including email),

telephone, facsimile or other contact numbers and contact names, the nature of their business operations, their requirements for services supplied by the Parties' or any Affiliate and all confidential aspects of their relationship with the Parties or any Affiliate;

"Completion” means the completion of the sale and purchase of the Assets and the assignment of the IPRs in accordance with the terms of this Agreement;

"Completion Date” means 3 Business Days from the Unconditional Date;

16

"Consideration” means each amount payable in accordance with Clause 3, including the

Consideration Shares, being the total consideration payable by the Purchaser to the Vendor for the sale and purchase of each Asset and the assignment of each Intellectual Property and IPRs;

“consideration Shares" mean the 1500 ordinary shares of Sopa Technology Pte. ltd. (being 15%

of its total issued and paid-up share capital on a fully diluted basis) to be issued in accordance with Clause 3.2 as part of the Consideration payable for the sale and purchase of Assets and the assignment of Intellectual Property and IP Rs;

“Control” means, in respect of an entity other than a natural person, the possession. directly or indirectly, of the power to direct or cause the direction of the management and policies of that entity, through the ownership of securities representing a majority of the voting power of such company or otherwise, and ·controlling" and · controlled" shall be construed accordingly;

“Encumbrance" means any mortgage, claim, charge (fixed or floating), pledge, lien,

hypothecation, guarantee, right of set-off, trust, assignment, right of first refusal, right of preemption,

option, restriction or other encumbrance or any legal or equitable third party right or interest including any security interest of any kind or any type of preferential arrangement (or any like agreement or arrangement creating any of the same or having similar effect);

"Group” means the Vendor and its subsidiaries from time to time, and "Group Company·,

"Group Companies", and "member of the Group• shall have a corresponding meaning;

"Insolvency Event" means in relation to any entity other than a natural person:

(a) any admission by such entity of its inability to pay its debts as they fall due, or the suspension of payment of any of its debts (other than where it is disputing such payment in good faith) or the announcement of its intention to do so;

(b) the taking of any step by such entity with a view to a composition, moratorium, assignment or similar arrangement with any of its creditors;

(c) the taking of any step by such entity to petition for, or to file documents with the court for,

its winding-up, administration (whether out-of-court or otherwise) or dissolution or any such resolution being passed;

(d) the taking of any step by such entity with a view to appointing a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver,

administrator (whether out-of-court or otherwise) or similar officer; or

(e) there occurs in relation to it or any of its assets in any relevant jurisdiction any event which corresponds with, or is equivalent or analogous to, those mentioned in paragraphs (a) to

(e) of this paragraph;

"Intellectual Property" means (a) patents, trademarks, service marks, logos, get-up, trade names, internet domain names and other internet locators referenced via any specific uniform resource locator, rights in designs, copyright (including rights in computer software) and moral rights, database rights. business processes, rights in know-how, inventions, formats, rights protecting trade secrets and Confidential Information and other intellectual property rights, in each case whether registered or unregistered and including applications for registration, and all rights or forms of protection having equivalent or similar effect anywhere in the world and for the full duration of such rights (including any extensions and renewals and rights of priority) and all applications and rights to apply for the protection of any of the foregoing rights; (b) rights under licenses, consents, orders, statutes or otherwise in relation to a right under sub-paragraph (a)

above; (c) rights of the same or similar effect or nature as or to those in sub-paragraphs (a) and

(b) which now or in the future may subsist; and (d) the right to sue for past, current or future infringements of any of the foregoing rights in each case;

“IPRs" means the Intellectual Property as set out in Schedule 2 and all the rights associated therewith;

17

"Legal Assignment" means the absolute and unconditional assignment of the Intellectual

Property and IPRs by the Vendor to the Purchaser on the terms set out in Schedule 3;

"Purchaser lndemnitees• has the meaning given to it in Clause 8;

"Representatives• means, in relation to a Party, its respective Affiliates and the directors, officers,

employees, agents, advisers, accountants and consultants of that Party and/or its respective

Affiliates;

“surviving Provisions” means Clauses 8 (Indemnity), 10 (Confidentiality and Announcements),

12 (Assignment), 13 (Costs), 14 (Notices), 15 (Entire Agreement), 16 (Remedies and Waiver),

18 (Successors and Assigns), 22 (Third Party Rights), 23 (Governing Law and Jurisdiction) and

Schedule 1 (Definitions and Interpretation);

"Transaction Document” means this Agreement, and the Legal Assignment;

“unconditional Date” has the meaning given to it in Clause 4.3;

“USS” means the lawful currency of the United States of America; and

"Warranties" means, in relation to each Party, the representations and warranties given by that

Party as set out under Clause 6.

2. Interpretation

In this Agreement:

(a) a reference to a statute or other legislation includes regulations and other instruments under it and any consolidations, amendments, re-enactments or replacements of any of them but excludes any re-enactment or modification after the date of this Agreement to the extent ii makes any Party's obligations more onerous or otherwise adversely alfect the rights of any Party;

(b) references to "law" include any legislation, any common or customary law, constitution,

decree, judgment, order, ordinance, treaty or other legislative measure in any jurisdiction and any directive, request, requirement, guidance or guideline (in each case, whether or not having the force of law but, if not having the force of law, compliance with which is in accordance with the general practice of persons to whom the directive, request,

requirement, guidance or guideline Is addressed);

(c) references to any agreement or document in this Agreement shall include references to such agreement or document as from time to time amended, modified, supplemented or novated, and to any other agreement or document which so amends, modifies,

supplements or novates such agreement or document;

(d) references to the Parties include their respective successors in title, permitted assignees,

heirs, executors, administrators and legal personal representatives;

(e) references to the singular number shall include references to the plural number and vice versa, and "person" includes an individual, corporation, company, partnership, firm,

trustee, trust, executor, administrator or other legal personal representative,

unincorporated association, joint venture, syndicate or other business enterprise, any governmental, administrative or regulatory authority or agency (notwithstanding that

·person" may be sometimes used herein in conjunction with some of such words), and their respective successors, legal personal representatives and assigns, as the case may be, and pronouns shall have a similarly extended meaning;

(f) the use of any gender-specific or gender-neutral words shall Include all gender-specificor gender-neutral variations, including reference to gender neutral entities other than natural persons;

18

(g) "written" and "in writing" include any means of visible reproduction;

(h) references to 'days• and ' months" in this Agreement means calendar days/months;

(i) references to ' Recitals", 'Clauses', and 'Schedules" are to the recitals, clauses of, and the schedules to, this Agreement, and all references to this Agreement shall also include the Recitals and Schedules, which form part of this Agreement and have the same force and effect as if expressly set out in the body of this Agreement;

(j) any reference to the words "hereof', "herein" and "hereunder'' and words of similar import when used in this Agreement shall refer to the d auses of or schedules to this Agreement as specified therein;

(k) the headings in this Agreement are for convenience only and shall not affect the interpretation and construction hereof;

(I) the words ' include', "includes and ' including• or words of similar effect are deemed to be followed by the words "without limitation·;

(m) an obligation under this Agreement (whether express or implied) to do something includes an obligation to cause, procure or allow that thing to be done;

(n) an obligation under this Agreement (whether express or implied) not to do something includes an obligation not to cause, procure or allow that thing to be done;

(o) where any obligation in this Agreement is expressed to be undertaken or assumed by any

Party. that obligation is to be construed as including a requirement that the Party concerned exercises all rights and powers of control over the affairs of any other person which that Party is able to exercise (whether directly or indirectly) in order to secure performance of the obligation; and

(p) anything or obligation to be done under this Agreement which requires or falls to be done on a stipulated day. shall be done on the next succeeding Business Day, if the day upon which that thing or obligation to be done falls on a day which is not a Business Day.

19

SCHEDULE 2

THE ASSETS

Part A: IPRs

All Intellectual Property of the Vendor relating to, or connected with its lifestyle e-commerce retail business, including the following:

1. Customer Facing Cluster and source code Including:

a) Rendering service

b) Leflair mobile app api

c) Leflair website api

d) Communication with back-office via Cloud Pub/Sub

e) Location service

f) Product service

g) Shipping service

h) Best sellers

2. Site data and source code/data Including:

a) Sales event

b) Product content

c) Users storage

d) Order history

3. Bl server and source code/data

4. Back office services and source code/data including:

a) Real time stock update

b) Sales order sync

c) Communication with customer facing cluster with Cloud Pub/Sub

d) Address sync

e) Customer sync

f) Leflair Content Management System

g) System management services

h) NetSuite connectors

i) 3PL services

20

5. Third party services and source code/data Including:

a) Government compliance system (BKAV)

b) Parcel perform

c) Payment gateways

d) Warehouses (DHL, DB Schenker)

6. ERP Oracle Net Suite and source/data Including:

a) Stock procurement

b) Order tracking

c) Photography scheduling

d) Financial data

e) Subsidiary handling

f) Customer service

g) Deaf import

7. Leflair Group iOS and Android mobile application(s): including the relevant source codes,

and all Intellectual Property rights associated with such application(s).

8. Leflair Group website(s): including the relevant source codes, raw media files used on the websites, and all Intellectual Property rights associated with such website(s).

9. The Leflair Group logos, trademarks, and brand names: the following marks (whether registered or unregistered) and/or copyright works relating to the business by the Vendor:

21

22

23

24

25

26

Part B : OTHER ASSETS

10. Customer List(s): such list including the following details of each customer, as the case may be:

(a) Name:

(b) Email address;

(c) Phone number(s);

(d) Home address:

(e) Birthday; and

(f) Any and all other relevant information.

Such customer list containing no less than 1 million unique valid registered users.

11. Supplier List(s): such list including the following details of each supplier, as the case may be:

(a) Name;

(b) Email address:

(c) Phone number(s):

(d) Registered address;

(e) Store address(es); and

(f) Any and all other relevant information.

12. Leflair Group social media account(s) including, but not limited to, Facebook, Twitter,

lnstagram, Google, Tiktok, YouTube, and all other social media accounts: all materials as may be required to facilitate the effective take over and management of such social media platforms including but not limited to:

(a) Username;

(b) Password;

(c) Security question answer(s);

(d) Linked email address; and

(e) Linked email address password.

13. All drawings, manuals, documents, designs, transparencies, photos, graphics, logos,

typographical arrangements, software, source code and object code (in machine-readable format) and all other materials required by Purchaser to be able to fully exploit, use, and receive the benefit of the IPRs, whether in hard copy or electronic form.

27

SCHEDULE 3

LEGAL ASSIGNMENT

This Assignment Agreement (this "Agreement') is entered into on 16 February 2021,

BETWEEN

(1) GOODVENTURES SEA LIMITED (Hong Kong Company Registration No. 2179136), a company incorporated under the laws of Hong Kong and having its registered office at 31/F., Tower Two,

Times Square, 1 Matheson Street, Causeway Bay, Hong Kong (the "Assignor");

AND

(2) SOPA TECHNOLOGY PTE. LTD. (UEN No. 201918025E), a company incorporated under the laws of Singapore and having its registered office at 11 Collyer Quay #14-06 The Arcade

Singapore 049317 {the "Assignee"),

(each a "Party",and collectively, the "Parties"}.

Unless the context otherwise requires, words and expressions defined, and interpretation set out in the

Asset Purchase Agreement having effect from 15 February 2021 between the Parties {the "APA"), have the same meaning in this Agreement

WHEREAS

(A} The Assignor agreed to sell to the Assignee certain assets, including the IPRs.

(B) The Assignor has agreed to assign, and the Assignee has agreed to take an assignment of, the

IPRs on the terms and conditions of this Agreement

IT IS AGREED as follows,

1. ASSIGNMENT

1.1 In consideration of the Parties' mutual covenants and undertakings in the APA, the Assignor assigns and transfers to the Assignee the IPRs (as set out in Schedule 2 of the APA, and

reproduced herein at Schedule A} absolutely and free of any Encumbrances effective on and from 15 February 2021, with:

(a) the right to sue for past infringements and retain any damages obtained as a result of such action;

(b) titre guarantee; and

{c) for the purpose of carrying on its business.

1.2 The Assignor shall at its own expense do and execute, or ensure the doing or execution of, all matters, acts, documents, deeds and things the Assignee may at any time require to vest the IPR in the Assignee property or otherwise to perfect the Assignee's title to them, including discharging all Encumbrances.

1.3 The Assignor shall supply to the Assignee (in a form reasonably requested by the Assignee from time to time and at no charge) an electronic copy of all software, documents and other information or materials relating to the IPRs, including without limitation, the items set out in Schedule 2 of the APA

1.4 The Assignor hereby declares and confirms that on and from 5 February 2021, it will have no right, title, interest, or benefit whatsoever. in, over or upon the IPRs assigned by it to the Assignee.

28

2. FURTHER ASSURANCE

2.1 The Assignor undertakes, to the extent commercially practicable, at its own expense and at the request of the Assignee:

3.

(a) do all acts and execute any further documents that the Assignee and/or the relevant intellectual property offices (of the relevant jurisdictions where Intellectual Property protection is sought) may reasonably require to vest the full right, title, property and interest in and to the IPRs in favour of the Assignee and/or to perfect the assignment of the IPRs:

and

(b) assist the Assignee in obtaining, defending and enforcing the IPRs assigned hereunder against any third party.

ADDITIONAL PROVISIONS

Clauses 10 to 23 of the APA shall apply, mutatis mutandis, to this Agreement

(the rest of this page is intentionally left blank)

29

IN WITNESS WHEREOF, this Agreement has been validly executed on the date first above written,

The Assignor

SIGNED for and on behalf of GOODVENTURES SEA LIMITED in the presence of:	/s/ Pierre-Antoine Frank Jacques Brun
Name: Pierre-Antoine Frank Jacques Brun
/s/ Loic Gautier (signed)	Title: Director
Witness Name: Loic Gautier
NRIC/PP: 18AD97127
Address: MASTERI ANH PHU B0907, 171 XA

The Assignee: HA NOI, THAO DIEN, HCMC

SIGNED for and don behalf of SOPA TECHNOLOGY PTE. LTD, in the presence of:	/s/ Dennis Nguyen
Name: Dennis Nguyen
/s/ Nancy Thede (signed)	Title: Director
Witness Name: Nancy Thede
NRIC/PP:
Address: 32 Gondoliers Bluff, Newport Coast, Ca 92657

30

SCHEDULE A

THE IPRs

All Intellectual Property of the Vendor relating to, or connected with the following :

1. Customer Facing Cluster and source code including:

a) Rendering service

b) Leflair mobile app api

c) Leflair website api

d) Communication with back-office via Cloud Pub/Sub

e) Location service

f) Product service

g) Shipping service

h) Best sellers

2 .. Site data and source code/data Including:

a) Sales event

b) Product content

c) Users storage

d) Order history

3. Bl server and source code/data

4. Back office services and source code/data including:

a) Real time stock update

b) Sales order sync

c) Communication with customer facing cluster with Cloud Pub/Sub

d) Address sync

e) Customer sync

f) Leftair Content Management System

g) System management services

h) NetSuite connectors

i) 3PL services

5.  Third party services and source code/data including:

a) Government compliance system (BKAV)

31

b) Parcel perform

C) Payment gateways

d) Warehouses (OHL, DB Schenker)

6. ERP Oracle Net Suite and source/data Including:

a) Stock procurement

b) Order tracking

c) Photography scheduling

d) Financial data

e) Subsidiary handling

f) Customer service

g) Deal import

7. Lefla ir Group iOS and Android mobile application(s): including the relevant source codes, and all Intellectual Property rights associated with such application(s)

8 Leflair Group webslte(s): including the releva nt source codes, raw media files used on the websites, and all Intellectual Property rights associated with such website(s).

9 The Leflair Group logos, trademarks, and brand names: the following marks (whet her registered or unregistered ) and/or copyright works relating to the business by the Vendor:

32

33

(b)

Perbadanan Harta Intelek Malaysia
Intellectual Property Corporation of Malaysia

TRADE MARKS ACT 1976
TRADE MARKS REGULATIONS 1997

CERTIFICATE OF REGISTRATION
(Regulation 56)

leflair

Trade mark no : **2018054022**

To : **GOODVENTURES SEA LIMITED**

I HEREBY CERTIFY THAT under the provisions of the Trade Marks Act 1976 and the Trade Marks Regulations 1997, the above-numbered trade mark has been registered in your name as proprietor of the said trade mark in the Register for a period of ten (10) years from 26/02/2018 to 26/02/2028 in Class 35 in respect of the following services:

(LIST OF SERVICES : AS ATTACHED)

(ZULKARNAIN BIN MUHAMMAD)
for REGISTRAR OF TRADE MARKS
MALAYSIA

DATE ISSUED: 03/12/2018

34

35

36

(e)

กรมทรัพย์สินทางปัญญา
กระทรวงพาณิชย์

จำพวกที่ 35 ลำดับที่ 34
(442) วันที่ประกาศโฆษณา 15 กรกฎาคม พ.ศ. 2562

ประกาศโฆษณาคำขอจดทะเบียนเครื่องหมายการค้า/เครื่องหมายบริการ

(210)คำขอเลขที่ 180106347 (220)วันที่ยื่นคำขอ 28 กุมภาพันธ์ พ.ศ. 2561

(731)ผู้ขอ

ชื่อ กู้ดวานเดอร์ส ซี ลิมิเต็ด
สัญชาติ ฮ่องกง **อาชีพ** อุตสาหกรรมและพาณิชยกรรม
ที่อยู่ 36/เอฟ ทาวเวอร์ ทู ไทม์ส สแควร์, 1 แมทธิวสัน สตรีท, คอสเวย์ เบย์, ฮ่องกง

(740)ตัวแทน

ชื่อ บริษัท เราส์ แอนด์ โค อินเตอร์เนชั่นแนล (ประเทศไทย) จำกัด หรือ นายมนูญ ช่างชำนิ หรือ นายนวรฐชัย อุนรัตน์ หรือ ตัวแทนช่วง นางชนิดา ศรีนักสิทธิ์
สัญชาติ ไทย **อาชีพ** ทนายความ,อื่นๆ
ที่อยู่ ห้อง 1401-3 และ 1408 ชั้น 14 อาคาร ยู แปซิฟิค เพลส เลขที่ 142 ถนนสุขุมวิท แขวงคลองเตย เขตคลองเตย กรุงเทพมหานคร 10110

(750)สถานที่ส่งบัตรหมาย ส่งที่ตัวแทน

(511)จำพวกสินค้า 35

(511)รายการสินค้า ที่ปรึกษาทางธุรกิจ บริการสั่งซื้อสินค้าทางออนไลน์ผ่านคอมพิวเตอร์ บริการโฆษณาสินค้าและบริการ บริการนำสินค้าหลายชนิดมารวมกันเพื่อความสะดวกของผู้ซื้อ จัดหาตลาดออนไลน์ที่ให้ผู้ขายสามารถนำเสนอและจำหน่ายสินค้าและบริการแก่ผู้ซื้อได้ จัดการพาณิชย์อิเล็กทรอนิกส์ ส่งเสริมการขาย วิจัยตลาด ให้ข้อมูลทางการตลาด บริการสั่งซื้อสินค้า จัดเตรียมบัญชีรายชื่อและข้อมูลเชิงพาณิชย์เกี่ยวกับสินค้าและบริการ บริการเปรียบเทียบราคาสินค้า บริการติดต่อการค้า (ที่ไม่ใช่ธุรกรรมทางการเงิน) ผ่านระบบอิเล็กทรอนิกส์ จัดดำเนินการติดต่อการค้า (ที่ไม่ใช่ธุรกรรมทางการเงิน) ผ่านระบบอิเล็กทรอนิกส์ จัดหาสัญญาเกี่ยวกับการจัดซื้อสินค้าและบริการผ่านทางออนไลน์ จัดการการประมูล ควบคุมการประมูล ขายทอดตลาดทางออนไลน์ บริหารธุรกิจ จัดการด้านธุรกิจ

(520)ข้อจำกัด -

leflair

37

SCHEDULE 4

FORM OF SHAREHOLDERS' AGREEMENT

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